Loan Agreement

Dated   September 24, 2008

Santander BanCorp (“Santander BanCorp”)
Santander Financial Services, Inc. (“Santander FS”)
(each a “Borrower” and together the “Borrowers”)
Banco Santander Puerto Rico (“Bank”)

Loan Agreement
Contents

Details		1

General terms		3

	1 Interpretation	3
1.1	Definitions	3
1.2	References to certain general terms	6
1.3	Number	7
1.4	Headings	7

	2 The Facility and Facility Limits	7
2.1	Bank to fund	7
2.2	Maximum accommodation — Limits	7
2.3	Liability of the Borrowers	8
2.4	Purpose	8

	3 Using the Facility	8
3.1	Drawing down	8
3.2	Requesting a drawdown	9
3.3	Effect of a Drawdown Notice	9
3.4	Conditions to drawdown	9
3.5	Conditions to all drawdowns	9
3.6	Benefit of conditions	9

	4 Interest	10
4.1	Interest charges	10

	5 Repaying and prepaying	10
5.1	Repayment	10
5.2	Prepayment	10
5.3	Prepayments not available for redrawing	10

	6 Payments	10
6.1	Manner of payment	10
6.2	No Withholding	11

	7 Cancellation	11

	8 Increased costs	11
8.1	Compensation	11
8.2	Possible minimization	12

	9 Illegality or impossibility	12
9.1	Bank’s right to suspend or cancel	12
9.2	Extent and duration	13
9.3	Notice requiring prepayment	13

	10 Representations and warranties	13
10.1	Representations and warranties	13
10.2	Repetition of representations and warranties	14
10.3	Reliance	14

	11 Undertakings	14
11.1	General undertakings	14

	12 Default	15
12.1	Events of Default	15

12.2	Consequences of default	16
12.3	Investigation of default	17

	13 Costs and indemnities	17
13.1	What the Borrowers agree to pay	17
13.2	Indemnity	17

	14 Interest on overdue amounts	18
14.1	Obligation to pay	18
14.2	Compounding	18
14.3	Interest following judgment	18

	15 Application of payments	18

	16 Dealing with interests	19
16.1	No dealing by Borrowers	19
16.2	Dealings by Bank	19

	17 Notices and other communications	19
17.1	Form — all communications	19
17.2	Form — communications sent by email	19
17.3	Delivery	19
17.4	When effective	20
17.5	When taken to be received	20
17.6	Receipt outside business hours	20
17.7	Waiver of notice period	20

	18 General	20
18.1	Application to Transaction Documents	20
18.2	Prompt performance	20
18.3	Consents	21
18.4	Certificates	21
18.5	Set-off	21
18.6	Discretion in exercising rights	21
18.7	Partial exercising of rights; no waiver	21
18.8	No liability for loss	21
18.9	Conflict of interest	21
18.10	Remedies cumulative	22
18.11	Indemnities	22
18.12	Rights and obligations are unaffected	22
18.13	Inconsistent law	22
18.14	Supervening legislation	22
18.15	Time of the essence	22
18.16	Variation and waiver	22
18.17	Further steps	22
18.18	Counterparts	23
18.19	Governing law	23

Schedule 1 - Conditions precedent (clause 3.4)		Sch. 1-1

Schedule 2 - Drawdown Notice (clause 3)		Sch. 2-1

Signature page		S-1

Details
Parties

Parties	Santander BanCorp, Santander FS and Bank

Santander	Name	Santander BanCorp
BanCorp

	IRS TAX ID	66-0573723

	Incorporated	Commonwealth of Puerto Rico

	Address	207 Ponce de Leon Avenue
4th Floor
San Juan, PR 00918

	Fax	+1-787-777-4191

	Telephone	+1- 787-777-4486

	Email	fbruno@bspr.com

	Attention	Fernando L. Bruno

Santander FS	Name	Santander Financial Services, Inc.

	IRS TAX ID	66-0422347

	Incorporated	Commonwealth of Puerto Rico

	Address	207 Ponce de Leon Avenue
4th Floor
San Juan, PR 00918

	Fax	+1-787-777-4191

	Telephone	+1-787-777-4486

	Email	fbruno@bspr.com

	Attention	Fernando L. Bruno

Bank	Name	Banco Santander Puerto Rico

	IRS TAX ID	66-312389

	Incorporated in	Commonwealth of Puerto Rico

	Address	207 Ponce de Leon Avenue
5th Floor
San Juan, PR 00918

	Fax	787-767-7913

	Telephone	787-777-4534

	Email	cmgarcia@bspr.com

	Attention	Carlos M. García

Summary of facility

Facility	Facility Limit	$630,000,000

	Santander	$200,000,000
BanCorp Facility
Limit

	Santander FS	$430,000,000
Facility Limit

	Availability	The period from the date of this agreement to
	Period	September 26, 2008

	Maturity Date	September 24, 2009

	Interest Rate	4.4343% per annum

	Purpose	To refinance short-term borrowings from the
Bank and for general corporate purposes.

Loan Agreement
General terms

1	Interpretation
1.1	Definitions
These meanings apply unless the contrary intention appears:
Amount Owing means the total of all amounts which are then due for payment, or which will or may become due for payment, in connection with any Transaction Document (including transactions in connection with them) to the Bank.
Authorized Officer means any appointed by the party to act as an Authorized Officer for the purposes of the Transaction Documents
Availability Period means the period from the date of this agreement to September 26, 2008.
Bank means the person so described above in the Details.
Borrower means Santander BanCorp or Santander FS, as the context requires.
Borrowers means Santander BanCorp and Santander FS.
Business Day means a day on which banks are open for general banking business in Madrid, Spain, New York, New York and San Juan, Puerto Rico (not being a Saturday, Sunday or public holiday in any such place).
BSCH means Banco Santander, SA.
Control of a corporation includes the direct or indirect power to directly or indirectly:
(a)	direct the management or policies of the corporation; or

(b)	control the membership of the board of directors;
whether or not the power has statutory, legal or equitable force or is based on statutory, legal or equitable rights and whether or not it arises by means of trusts, agreements, arrangements, understandings, practices, the ownership of any interest in shares or stock of the corporation or otherwise.
Costs include costs, charges and expenses, including those incurred in connection with advisors.
Default Rate means the Interest Rate plus 2% per annum.
Details means the section of this agreement headed “Details.”

Directive means:
(a)	a law; or

(b)	a treaty, an official directive, request, regulation, guideline or policy (whether or not having the force of law) with which banks in Puerto Rico and the United States generally comply in carrying on their business.
Drawdown Date means the date on which a drawdown is or is to be made.
Drawdown Notice means a completed notice containing the information and representations and warranties set out in Schedule 2.
Drawing means the outstanding principal amount of a drawdown made under the Facility.
Event of Default means an event so described in clause 12.
Facility means the Santander BanCorp Facility or the Santander FS Facility or both, as the context requires.
Facility Limit means the sum of the Santander BanCorp Facility Limit and the Santander FS Facility Limit, as each may be reduced or cancelled under this agreement.
Financial Report means a financial report consisting of:
(a)	financial statements; and

(b)	any notes to those financial statements; and

(c)	any directors’ or officers’ declaration about the financial statements and notes, together with any reports (including any directors’ or officers’ reports) attached to any of those documents or intended to be read with any of them.
A person is Insolvent if:
(a)	it is generally unable to pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or

(b)	any proceeding shall be instituted by or against it seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of sixty (60) calendar days or any of the actions sought in such proceeding (including, without limitation, the entry of any order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or

(c)	it shall take any action to authorize any of the actions set forth above.
Interest Payment Date means the Maturity Date.
Interest Rate means 4.4343% per annum.
Limit means:
(a)	the Facility Limit;

(b)	the Santander BanCorp Facility Limit; and

(c)	Santander FS Facility Limit,
or any of them, as the context requires.
Material Adverse Effect means a material adverse effect on:
(a)	the applicable Borrower’s ability to comply with its obligations under any Transaction Document; or

(b)	the Bank’s rights under a Transaction Document; or

(c)	the business or financial condition of the applicable Borrower.
Maturity Date means September 24, 2009.
Potential Event of Default means an event which, with the giving of notice, lapse of time or fulfillment of any condition, would be likely to become an Event of Default.
Santander BanCorp Facility means the facility made available to Santander BanCorp under this agreement.
Santander BanCorp Facility Limit means $200,000,000.
Santander FS Facility means the facility made available to Santander FS under this agreement.
Santander FS Facility Limit means $430,000,000.
Santander Group means the corporate group comprising BSCH and its consolidated Subsidiaries.
Security Agreement, Pledge and Assignment means the Security Agreement, Pledge and Assignment dated on or about the date of this Loan Agreement, between BSCH and the Bank.

Subsidiary of an entity means another entity which:
(a)	is a subsidiary of the first entity within the meaning of any applicable law, if the context requires it; or

(b)	is part of the consolidated entity constituted by the first entity and the entities it is required to include in the consolidated financial statements it prepares, or would be if the first entity was required to prepare consolidated financial statements.
Taxes means any and all taxes, imposts, duties, charges, fees, levies or other charges or assessments of whatever nature, including income, gross receipts, “patente”, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, license, net worth, payroll, franchise, and transfer and recording, imposed by the United States Internal Revenue Service, the Commonwealth of Puerto Rico Department of the Treasury, the Municipal Revenue Collections Center of Puerto Rico, or any other taxing authority (whether domestic or foreign, including any federal, state, Puerto Rico, United States possession, county, municipal, local or foreign government or any subdivision or taxing agency thereof), whether computed on a separate, consolidated, unitary, combined or any other basis, including interest, fines, penalties or additions to tax attributable to or imposed on or with respect to any such taxes, charges, fees, levies or other assessments.
Transaction Documents means:
(a)	this agreement;

(b)	any Drawdown Notice;

(c)	the Security Agreement, Pledge and Assignment;

(d)	any document which a Borrower or BSCH acknowledges in writing to be a Transaction Document; and

(e)	any other document connected with any of them.
1.2	References to certain general terms

Unless the contrary intention appears, in this agreement:
(a)	a reference to a group of persons is a reference to any two or more of them jointly and to each of them individually;

(b)	an agreement, representation or warranty in favor of two or more persons is for the benefit of them jointly and each of them individually;

(c)	an agreement, representation or warranty by two or more persons binds them jointly and each of them individually but an agreement, representation or warranty by the Bank binds the Bank individually only;

(d)	a reference to any thing (including an amount) is a reference to the whole and each part of it;

(e)	a reference to a document (including this agreement) includes any variation or replacement of it;

(f)	a reference to United States dollars, dollars, $ or US$ is a reference to the lawful currency of the United States of America;

(g)	a reference to a time of day is a reference to Puerto Rico time;

(h)	the word “person” includes any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof);

(i)	a reference to a particular person includes the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(j)	the words “including,” “for example” or “such as” when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

(k)	an Event of Default or Potential Event of Default is “continuing” if it has not been waived by, or remedied to the satisfaction of, the Bank.
1.3	Number

The singular includes the plural and vice versa.
1.4	Headings

Headings and the Summary in the Details are for convenience only and do not affect the interpretation of this agreement.

2	The Facility and Facility Limits
2.1	Bank to fund

The Bank agrees to provide the loans requested by the Borrowers under this agreement.
2.2	Maximum loans — Limits
(a)	Subject to paragraphs (b) and (c), the maximum total amount of loans available to the Borrowers under this agreement is the Facility Limit.

(b)	Within the Facility Limit:
(i)	the maximum total amount of loans available to Santander BanCorp is the Santander BanCorp Facility Limit; and

(ii)	the maximum total amount of loans available to Santander FS is the Santander FS Facility Limit.
(c)	To avoid doubt:
(i)	no part of the Santander BanCorp Facility Limit is available to be borrowed by Santander FS; and

(ii)	no part of the Santander FS Facility Limit is available to be borrowed by Santander BanCorp.
2.3	Liability of the Borrowers

The Borrowers’ obligations to pay principal and interest in connection with the Facilities is several and not joint (“mancomunado”). Therefore:
(a)	a Drawing by Santander BanCorp under the Santander BanCorp Facility, all amounts of interest (including default interest) in connection with that Drawing, and amounts payable under clause 6.2 in connection with any payment by Santander BanCorp, are repayable or payable (as the case may be) by Santander BanCorp and not by Santander FS; and

(b)	a Drawing by Santander FS under the Santander FS Facility, all amounts of interest (including default interest) in connection with that Drawing, and amounts payable under clause 6.2 in connection with any payment by Santander FS, are repayable or payable (as the case may be) by Santander FS and not by Santander BanCorp.
Subject only to clause 2.3 above, the Borrowers are jointly and severally liable to pay all other amounts payable under the Transaction Documents (including amounts payable under indemnities to the extent they do not comprise amounts in the nature of those described in paragraphs (a) or (b)).
2.4	Purpose

Drawings under the Facilities may only be used to refinance short-term borrowings incurred under a loan agreement dated March 25, 2008, with the Bank and for general corporate purposes, and for no other purpose.

3	Using the Facility
3.1	Drawing down

The Borrowers need not use the Facility. However, if a Borrower wants to use a Facility, a Borrower may do so by a single drawdown. The undrawn part of a Facility is automatically cancelled after the Drawing is made.

3.2	Requesting a drawdown

If a Borrower wants a drawdown, it agrees to give a Drawdown Notice to the Bank by 11:00 a.m. on the Business Day next preceding the day it wants the drawdown. Each Borrower must provide its own Drawdown Notice.
3.3	Effect of a Drawdown Notice

A Drawdown Notice is effective when the Bank actually receives it in legible form. An effective Drawdown Notice is irrevocable.
3.4	Conditions to drawdown

Neither Borrower may request a drawdown until the Bank has received every item listed in Schedule 1 (“Conditions precedent”) in form and substance satisfactory to the Bank. Any item required to be certified must be certified by authorized officers of the applicable Borrower as being true and complete as at a date no earlier than the date of this agreement. The Bank agrees to notify the applicable Borrower as soon as practicable after the Bank receives the final item.
3.5	Conditions to all drawdowns

The Bank need not provide any loans unless:
(a)	it is to be provided during the Availability Period; and

(b)	it is satisfied that the loan is to be used solely for the purposes described in clause 2.4; and

(c)	the Bank has received a Drawdown Notice in respect of it; and

(d)	the Bank is satisfied that the representations and warranties in clause 10 (“Representations and warranties”) and in the Drawdown Notice, and the statements in the Drawdown Notice, are correct and not misleading at the date of the Drawdown Notice and at the date the loan is provided; and

(e)	the Bank is satisfied that no Event of Default or Potential Event of Default is continuing, or would result from the loan being provided; and

(f)	the Bank has received all other documents and other information it reasonably requests.
3.6	Benefit of conditions

Each condition to drawdown is for the sole benefit of the Bank and may be waived by it.

4	Interest
4.1	Interest charges

Each Borrower agrees to pay interest on the Drawing until the Maturity Date at the Interest Rate. Interest:
(a)	accrues daily from and including the Drawdown Date but excluding the Maturity Date; and

(b)	is payable on the Interest Payment Date; and

(c)	is calculated on actual days elapsed and a year of 360 days.

5	Repaying and prepaying
5.1	Repayment

Each Borrower agrees to repay the Drawing in full on the Maturity Date.
5.2	Prepayment

A Borrower may prepay the Drawing in full (but not in part) by notifying the proposed prepayment to the Bank by 11:00 a.m. on the second Business Day before the prepayment (once given, a notice of prepayment is irrevocable and the Borrower is obliged to prepay in accordance with the notice). If a Borrower prepays, it may be liable for break costs — see clause 13.2 (“Indemnity”).
5.3	Prepayments not available for redrawing

Amounts prepaid or repaid, as the case may be, may not be redrawn.

6	Payments
6.1	Manner of payment

Unless a provision of a Transaction Document expressly states otherwise, each Borrower agrees to make payments (including payments by way of reimbursement) under each Transaction Document:
(a)	on the due date (or, if that is not a Business Day, on the previous Business Day); and

(b)	not later than 11:00 a.m.; and

(c)	in United States dollars in immediately available funds; and

(d)	to the Bank by payment into the following account, or as the Bank otherwise directs:
Bank: Deutsche Bank

ABA:021001033

For account of: Banco Santander Puerto Rico

Account No.:0401408
If the Bank directs a Borrower to pay a particular party or in a particular manner, a Borrower is taken to have satisfied its obligation to the Bank by paying in accordance with the direction.

A Borrower satisfies a payment obligation only when the Bank or the person to whom it has directed payment receives the amount.
6.2	No Withholding

All payments to be made by a Borrower must be made without set-off or counter-claim, and be free and clear of any withholding or deduction for Taxes unless prohibited by law. If any deduction is required by law, the relevant Borrower will make the deduction, pay any Taxes, and pay to the Bank further amount(s) sufficient to ensure that the Bank receives the same net amount as it would have received if no deduction had been made.

7	Cancellation
Before a Drawing is made, a Borrower may cancel an undrawn Facility in whole or in part by notifying the Bank on or before the second Business Day before the cancellation is to take effect. A partial cancellation must be at least $1,000,000 and a whole multiple of $1,000,000. Once given, the notice is irrevocable. The relevant Limits will be reduced by the amount of any cancellation.

8	Increased costs
8.1	Compensation

Each Borrower agrees to compensate the Bank on demand if the Bank determines that:
(a)	a Directive or change in Directive, in either case applying for the first time after the date of this agreement; or

(b)	a change in a Directive’s interpretation or administration by an authority after the date of this agreement; or

(c)	compliance by the Bank or any of its Related Entities with any such Directive, changed Directive or changed interpretation or administration directly or indirectly:
(i)	increases the cost of the Facility to the Bank or any of its Related Entities; or

(ii)	reduces any amount received or receivable by the Bank, or the effective return to, the Bank or any of its Related Entities, in connection with the Facility; or

(iii)	reduces the return on capital allocated to the Facility.
In this clause 8.1, a reference to a Directive does not include a Directive imposing or changing the basis of a tax on the overall net income of the Bank.
The Bank shall notify the Borrowers of any event occurring after the date of this agreement entitling the Bank to compensation under this clause 8.1 as promptly as practicable, but in any event within two days after the Bank obtains actual knowledge thereof, provided that if the Bank fails to give such notice to the Borrowers within two days after it obtains actual knowledge of such event, the Bank shall only be entitled to payment under clause 8.1 for costs or other amounts incurred or payable from and after the date that is two days prior to the date of actual notice to the Borrowers.
Compensation need not be in the form of a lump sum and may be demanded as a series of payments.
8.2	Possible minimization

Each Borrower agrees to compensate the Bank whether or not the increase or reduction could have been avoided. However, if a Borrower asks, the Bank agrees to consider ways of minimizing any increase or reduction.

9	Illegality or impossibility
9.1	Bank’s right to suspend or cancel

This clause 9 applies if the Bank determines that:
(a)	a change in a Directive; or

(b)	a change in the interpretation or administration of a Directive by an authority; or

(c)	a Directive,
applying for the first time after the date of this agreement, makes it (or will make it) illegal or impossible in practice for the Bank to fund, provide, or continue to fund or provide, a loan under the Transaction Documents. In these circumstances, the Bank, by giving a notice to the Borrowers, may suspend or cancel some or all of the Bank’s obligations under this agreement as indicated in the notice.

9.2	Extent and duration
The suspension or cancellation:
(a)	must apply only to the extent necessary to avoid the illegality or impossibility; and

(b)	in the case of suspension, may continue only for so long as the illegality or impossibility continues.
9.3	Notice requiring prepayment
If the illegality or impossibility relates to the Drawing, the Bank, by giving a notice to the Borrowers, may require prepayment of all or part of the Drawing and interest accrued on that part. Each Borrower agrees to repay the amount specified within two Business Days after receiving the notice (or, if earlier, on the date the illegality or impossibility arises).

10	Representations and warranties
10.1	Representations and warranties

Each Borrower represents and warrants in respect of itself that:
(a)	(incorporation and existence) it has been incorporated in accordance with the laws of the Commonwealth of Puerto Rico, is validly existing under those laws and has power and authority to carry on its business as it is now being conducted; and

(b)	(power) it has power to enter into the Transaction Documents to which it is a party and comply with its obligations under them; and

(c)	(no contravention or exceeding power) the Transaction Documents and the transactions under them which involve it do not contravene its organizational documents or any law or obligation by which it is bound or to which any of its assets are subject, where such contravention has or is likely to have a Material Adverse Effect, or cause a limitation on its powers or the powers of its directors to be exceeded; and

(d)	(authorizations) it has in full force and effect the authorizations necessary for it to enter into the Transaction Documents to which it is a party, to comply with its obligations and exercise its rights under them and to allow them to be enforced; and

(e)	(validity of obligations) its obligations under the Transaction Documents are valid and binding and are enforceable against it in accordance with their terms; and

(f)	(benefit) it benefits by entering into the Transaction Documents to which it is a party; and

(g)	(accounts) its most recent Financial Report given to the Bank complies with the requirements of any applicable laws and:
(i)	complies with any applicable accounting standards; and

(ii)	gives a true and fair view of its financial position and performance or, if it is required to prepare consolidated financial statements, a true and fair view of the financial position and performance of the consolidated entity constituted by it and the entities it is required to include in the consolidated financial statements; and

(h)	(solvency) there are no reasonable grounds to suspect that it is unable to pay its debts as and when they become due and payable; and

(i)	(not a trustee) unless stated in the Details, it does not enter into any Transaction Document as trustee; and

(j)	(litigation) there is no pending or threatened proceeding affecting it or any of its assets before a court, authority, commission or arbitrator in which a decision against it (either alone or together with other decisions) is likely to have a Material Adverse Effect; and

(k)	(Event of Default) no Event of Default or Potential Event of Default is continuing; and

(l)	(default under law — Material Adverse Effect) it is not in breach of a law or obligation affecting it or its assets in a way which has had, or is likely to have, a Material Adverse Effect; and

(m)	(full disclosure) all information provided by it to the Bank (whether following a request from the Bank or otherwise) and which is used by the Bank in its assessment of the nature and amount of the risk undertaken by the Bank in entering into the Transaction Documents, and doing anything in connection with them, is complete and accurate as of the time such information is provided to the Bank; and

(n)	(no immunity) it has no immunity from the jurisdiction of a court or from legal process; and

(o)	(residency) the Borrower is a company resident in Puerto Rico for taxation purposes and is not resident for taxation purposes in any other jurisdiction.
10.2	Repetition of representations and warranties

The representations and warranties in this clause 10 are taken to be also repeated (by reference to the then current circumstances) on the Drawdown Date.
10.3	Reliance

Each Borrower acknowledges that the Bank has entered into the Transaction Documents in reliance on the representations and warranties in this clause 10.

11	Undertakings
11.1	General undertakings

Each Borrower undertakes:
(a)	(accounting records) to keep proper accounting records; and

(b)	(conduct of business) to conduct its business (including collecting debts owed to it) in the ordinary course consistent with its customary practices as at the date of this agreement; and

(c)	(no cessation of business) not, without the Bank’s consent, (which shall not be unreasonably withheld) significantly change the general character of any business it conducts; and

(d)	(information) to give the Bank any document or other information that the Bank reasonably requests from time to time; and

(e)	(status certificates) on request from the Bank, to give the Bank a certificate signed by two of its Authorized Officers which states whether an Event of Default or Potential Event of Default is continuing; and

(f)	(maintain authorizations) to obtain, renew on time and comply with the terms of each authorization necessary for it to enter into the Transaction Documents to which it is a party, to comply with its obligations and exercise its rights under them and to allow them to be enforced.

12	Default
12.1	Events of Default

Each of the following is an Event of Default:
(a)	(non-payment — Transaction Document) a Borrower does not pay on time any amount payable by it under any Transaction Document in the manner required under it; or

(b)	(cross default) any present or future monetary obligations of a Borrower for amounts totaling more than $3,000,000 (or equivalent) are not satisfied on time (or at the end of their period of grace) or become prematurely payable as a result of a default of a Borrower.
(In this clause 12.1(b), a “monetary obligation” means a monetary obligation in connection with:
(i)	money borrowed or raised; or

(ii)	any hiring arrangement, redeemable preferred share, letter of credit or financial markets transaction (including a swap, option or futures contract), performance bond or guarantee facility; or

(iii)	a guarantee or indemnity in connection with anything referred to in clauses 12.1(b)(i) or 12.1(b)(ii)); or

(c)	(enforcement against assets) distress is levied or a judgment, order or encumbrance is enforced, or becomes enforceable, against any property of a Borrower having a value of more than $3,000,000 (or equivalent); or

(d)	(incorrect representation or warranty) a representation or warranty made, or taken by clause 10.2 to be repeated, by or for a Borrower in this agreement or by BSCH in the Security Agreement, Pledge and Assignment is found to have been incorrect or misleading when made or so taken to be repeated; or

(e)	(Insolvency) a Borrower becomes Insolvent; or

(f)	(ceasing business) a Borrower or BSCH stops payment on any of its material obligations, ceases to carry on its business or a material part of it, or threatens to do either of those things except to merge or consolidate while solvent on terms approved in writing by the Bank; or

(g)	(voidable Transaction Document) a Transaction Document or a transaction in connection with it is or becomes (or is claimed to be) wholly or partly void, voidable or unenforceable or does not have (or is claimed not to have) the priority the Bank intended it to have, in each case, as a result of events not due to the acts or omissions of the Bank (“claimed” in this paragraph means claimed by a Borrower or any of its Related Entities or anyone on behalf of any of them); or

(h)	(appointment of manager) a person is appointed under legislation to manage any part of the affairs of a Borrower or BSCH; or

(i)	(Material Adverse Effect) an event occurs which has, or is likely to have (or a series of events occur which, together, have, or are likely to have), a Material Adverse Effect;

(j)	(collateral) the value of any cash collateral deposited with the Bank and provided as security for the Facility under the Security Agreement, Pledge and Assignment ceases to be at least equal in amount to any amount that may be required under Section 23A of the Federal Reserve Act and Regulation W promulgated thereunder; or

(k)	(non-compliance with other obligations) a Borrower or BSCH does not comply with any other obligation under any Transaction Document and, if the non-compliance can be remedied, does not remedy the non-compliance within ten days.
12.2	Consequences of default

If an Event of Default is continuing, then the Bank may declare at any time by notice to the Borrowers that:
(a)	subject to clause 2.3, an amount equal to the Amount Owing is either:
(i)	payable on demand; or

(ii)	immediately due for payment;
(b)	the Bank’s obligations specified in the notice are terminated.
The Bank may make either or both of these declarations. The making of either of them gives immediate effect to its provisions.
12.3	Investigation of default

If the Bank reasonably believes that an Event of Default is, or may be, continuing, the Bank may appoint a person to investigate this. Each Borrower agrees to cooperate with the person and comply with every reasonable request they make. If there is or was an Event of Default, the Borrowers agree to pay all Costs in connection with the investigation.

13	Costs and indemnities
13.1	What the Borrowers agree to pay

The Borrowers agree to pay or reimburse the Bank for:
(a)	all its reasonable Costs in drafting and negotiating a Transaction Document; and

(b)	enforcing a Transaction Document,
including, but not limited to, legal Costs.

The Borrowers must pay all internal revenue stamps in connection with a Transaction Document.
13.2	Indemnity

The Borrowers shall indemnify the Bank against any liability or loss arising from, and any Costs incurred in connection with:
(a)	loans requested under a Transaction Document not being provided in accordance with the request for any reason except default of the Bank; or

(b)	a loan under a Transaction Document being repaid, discharged or made payable other than at its maturity or as otherwise allowed under the terms of a Transaction Document; or

(c)	the Bank acting in connection with a Transaction Document in good faith on fax, telephone, email or written instructions purporting to originate from the offices of a Borrower or to be given by an Authorized Officer of a Borrower; or

(d)	an Event of Default; or

(e)	the Bank exercising or attempting to exercise a right or remedy in connection with a Transaction Document after an Event of Default; or

(f)	any indemnity the Bank gives a trustee in bankruptcy or administrator of the Borrowers.
The Borrowers agree to pay amounts due under this indemnity on demand from the Bank.

14	Interest on overdue amounts

14.1	Obligation to pay

If a Borrower does not pay any amount under this agreement on the due date for payment, the relevant Borrower agrees to pay interest on any such amount at the Default Rate. The interest accrues daily from (and including) the due date to (but excluding) the date of actual payment and is calculated on actual days elapsed and a year of 360 days.

The relevant Borrower agrees to pay interest under this clause on demand from the Bank.

14.2	Compounding

To the extent permitted by applicable law, any interest payable under clause 14.1 which is not paid when due for payment may be added to the overdue amount by the Bank. Interest is payable on the increased overdue amount at the Default Rate in the manner set out in clause 14.1.

14.3	Interest following judgment

If a liability becomes merged in a judgment, the relevant Borrower agrees to pay interest on the amount of that liability as an independent obligation. This interest:
(a)	accrues daily from (and including) the date the liability becomes due for payment both before and after the judgment up to (but excluding) the date the liability is paid; and

(b)	is calculated at the judgment rate or the Default Rate (whichever is higher).
The relevant Borrower agrees to pay interest under this clause on demand from the Bank.

15	Application of payments

Subject to clause 2.3, the Bank may apply amounts paid by the Borrowers towards satisfaction of the Borrowers’ obligations under the Transaction Documents in the manner it sees fit, unless the Transaction Documents expressly provide otherwise. This appropriation overrides any purported appropriation by a Borrower or any other person.

16	Dealing with interests

16.1	No dealing by Borrowers

The Borrowers may not assign or otherwise deal with their rights under any Transaction Document or allow any interest in them to arise or be varied, in each case, without the Bank’s consent.

16.2	Dealings by Bank

The Bank may assign or otherwise deal with its rights under the Transaction Documents (including by assignment or participation) without the consent of any person.

17	Notices and other communications

17.1	Form — all communications

Unless expressly stated otherwise in the Transaction Documents, all notices, certificates, consents, approvals, waivers and other communications in connection with a Transaction Document must be in writing, signed by the sender (if an individual) or an Authorized Officer of the sender and marked for the attention of the person identified in the Details or, if the recipient has notified otherwise, then marked for attention in the way last notified.

17.2	Form — communications sent by email

Communications sent by email need not be marked for attention in the way stated in clause 17.1 (“Form — all communications”). However, the email must state the first and last name of the sender.

Communications sent by email are taken to be signed by the named sender.

17.3	Delivery

Communications must be:
(a)	Hand delivered at the address set out or referred to in the Details; or

(b)	sent by prepaid ordinary mail to the address set out or referred to in the Details; or

(c)	sent by fax to the fax number set out or referred to in the Details; or

(d)	sent by email to the address set out or referred to in the Details.
However, if the intended recipient has notified a changed address or fax number, then communications must be to that address or number.

17.4	When effective

Communications take effect from the time they are received or taken to be received under clause 17.5 (“When taken to be received”) (whichever happens first) unless a later time is specified.

17.5	When taken to be received

Communications are taken to be received:
(a)	if sent by mail, three days after posting; or

(b)	if sent by fax, at the time shown in the transmission report as the time that the whole fax was sent; or

(c)	if sent by email:
(i)	when the sender receives an automated message confirming delivery; or

(ii)	four hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered, whichever happens first.
17.6	Receipt outside business hours

Despite clauses 17.4 (“When effective”) and 17.5 (“When taken to be received”), if communications are received or taken to be received under clause 17.5 after 5:00 p.m. in the place of receipt or on a non-Business Day, they are taken to be received at 9:00 a.m. on the next Business Day and take effect from that time unless a later time is specified.

17.7	Waiver of notice period

The Bank may waive a period of notice required to be given by a Borrower under this agreement.

18	General

18.1	Application to Transaction Documents

If anything in this clause 18 (“General”) is inconsistent with a provision in another Transaction Document, then the provision in the other Transaction Document prevails for the purposes of that Transaction Document.

18.2	Prompt performance

Subject to clause 18.15 (“Time of the essence”):

(a)	if a Transaction Document specifies when a Borrower agrees to perform an obligation, the Borrower agrees to perform it by the time specified; and

(b)	the Borrowers agree to perform all other obligations promptly.
18.3	Consents

The Borrowers agree to comply with all conditions in any consent the Bank gives in connection with a Transaction Document.

18.4	Certificates

The Bank may give the Borrowers a certificate about an amount payable or other matter in connection with a Transaction Document. The certificate is sufficient evidence of the amount or matter, unless it is proved to be incorrect.

18.5	Set-off

If an Event of Default is continuing, the Bank may, in its absolute discretion, set off any amount owing by the Bank to a Borrower (whether or not due for payment) against any amount due for payment by a Borrower to the Bank under a Transaction Document.

The Bank may do anything necessary to effect any set-off under this clause in accordance with applicable law. This clause applies despite any other agreement between a Borrower and the Bank.

18.6	Discretion in exercising rights

The Bank may exercise a right or remedy or give or refuse its consent under a Transaction Document in any way it considers appropriate (including by imposing conditions).

18.7	Partial exercising of rights; no waiver

If the Bank does not exercise a right or remedy under a Transaction Document fully or at a given time, the Bank may still exercise it later.

18.8	No liability for loss

The Bank is not liable for loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising, a right or remedy under a Transaction Document.

18.9	Conflict of interest

The Bank’s rights and remedies under any Transaction Document may be exercised even if this involves a conflict of duty or the Bank has a personal interest in their exercise, subject to applicable laws.

18.10	Remedies cumulative

The rights and remedies of the Bank under any Transaction Document are in addition to other rights and remedies given by law independently of the Transaction Document.

18.11	Indemnities

Any indemnity in a Transaction Document is a continuing obligation, independent of the Borrowers’ other obligations under that Transaction Document and survives the termination of the Transaction Document. It is not necessary for the Bank to incur expense or make payment before enforcing a right of indemnity under a Transaction Document.

18.12	Rights and obligations are unaffected

Rights given to the Bank under a Transaction Document and the Borrowers’ liabilities under it are not affected by anything which might otherwise affect them at law.

18.13	Inconsistent law

To the extent permitted by law, each Transaction Document prevails to the extent it is inconsistent with any law.

18.14	Supervening legislation

Any present or future legislation which operates to vary the obligations of the Borrowers in connection with a Transaction Document with the result that the Bank’s rights, powers or remedies are adversely affected (including by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

18.15	Time of the essence

Time is of the essence in any Transaction Document in respect of an obligation of a Borrower to pay money.

18.16	Variation and waiver

A provision of a Transaction Document, or right created under it, may not be waived or varied except in writing signed by the party or parties to be bound.

18.17	Further steps

The Borrowers agree to do anything the Bank may request (such as obtaining consents, signing and producing documents and getting documents completed and signed):
(a)	to bind the Borrowers and any other person intended to be bound under the Transaction Documents;

(b)	to show whether the Borrowers are complying with this agreement.

18.18	Counterparts

This agreement may consist of a number of copies, each signed by one or more parties to the agreement. If so, the signed copies are treated as making up the one document.

18.19	Governing law

Each Transaction Document is governed by the laws of the Commonwealth of Puerto Rico.
[SIGNATURE PAGE FOLLOWS]

Loan Agreement
Schedule 1 — Conditions precedent (clause 3.4)
Conditions to first drawdown
•	Each item must be in form and substance satisfactory to the Bank.
•	The Bank may also require other documents and information (see clause 3.5(f))
•	Certification is to be by the secretary or other authorized officer of the applicable Borrower, that the item is true and complete as at a date no earlier than the date of this agreement.

	Item	Form	Required for

1	Extract of minutes of a meeting of the Borrowers’ board of directors which evidences the resolutions:	Certified copy	Each Borrower

(a) authorizing the signing and delivery of the Transaction Documents to which the entity is a party and the observance of obligations under those documents; and

(b) appointing Authorized Officers of the entity.

2	Specimen signature of	Certified copy	Each Borrower

(a) each Authorized Officer of the entity; and

(b) each other person who is authorized to sign a Transaction Document for the Borrowers.

3	This agreement fully signed.	Original	Each Borrower

4	A certificate of deposit opened by BSCH with the Bank in the aggregate amount of the Facility to be provided as security for the Facility under the Security Agreement, Pledge and Assignment.	N/A	BSCH and Each Borrower

5	The Security Agreement, Pledge and Assignment fully signed.	Original	BSCH

Sch. 1-1

Schedule 2 — Drawdown Notice (clause 3)

To:	Banco Santander Puerto Rico 207 Ponce de León Avenue San Juan, Puerto Rico 00917

Attention:	[•]

[Date]
Drawdown Notice — Loan Agreement between Santander BanCorp, Santander Financial Services, Inc. and Banco Santander Puerto Rico, dated September 24, 2008 (“Loan Agreement”)
Under clause 3.2 (“Requesting a drawdown”) of the Loan Agreement, the Borrower gives notice as follows.1
The Borrower wants to borrow under the Facility.
•	The requested Drawdown Date is [ ][2].

•	The amount of the proposed drawdown is US$[ ].

•	The proposed drawdown is to be paid to:

Account number:	[ ]
Account name:	[ ]
Correspondent Bank:	[ ]
Swift:	[ ]
Beneficiary Bank:	[ ]
Swift:	[ ]
Beneficiary:	[ ]
The Borrower represents and warrants that the representations and warranties in the Loan Agreement are correct and not misleading on the date of this notice and that each will be correct and not misleading on the Drawdown Date.
Clause 1 of the Loan Agreement applies to this notice as if it was fully set out in this notice.

[Name of person] being
an Authorized Officer of
[Name of Borrower]
Instructions for completion
1      All items must be completed.
2      Must be a Business Day within the Availability Period.

Sch. 2-1

Signature page
DATED: September 24, 2008

SIGNED for and on behalf of	)
SANTANDER BANCORP	)
)
)
)
/s/ Maria Calero	)	/s/ Rafael S. Bonilla
Signature	)	Signature
)
Name: Maria Calero	)	Name: Rafael S. Bonilla
)
Title: Executive Vice President	)	Title: Senior Vice President

SIGNED for and on behalf of	)
SANTANDER FINANCIAL	)
SERVICES, INC.	)
)
)
)
/s/ Elizabeth Ortiz Irrizary	)	/s/ Mario E. Delgado
Signature	)	Signature
)
Name: Elizabeth Ortiz Irrizary	)	Name: Mario E. Delgado
)
Title: Vice President	)	Title: President

SIGNED for and on behalf of	)
BANCO SANTANDER PUERTO RICO	)
)
)
)
/s/ Tomas Torres	)	/s/ Jose Santoni
Signature	)	Signature
)
Name: Tomas Torres	)	Name: Jose Santoni
)
Title: Executive Vice President	)	Title: First Senior Vice President

S-1